EXHIBIT 4.8

OCCIDENTAL PETROLEUM CORPORATION

Officers’ Certificate

Pursuant to Section 201 and Section 301 of the Indenture, dated as of April 1, 1998 (the “Indenture”), between Occidental Petroleum Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to the Bank of New York, the original trustee, the terms of the following three series of Securities to be issued pursuant to the Indenture are as follows:

1.           Authorization.  The establishment of three new series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions adopted by the Board of Directors of the Company on July 15, 2010.

2.           Compliance with Covenants and Conditions Precedent.  All covenants and conditions precedent provided for in the Indenture relating to the establishment of such series of Securities have been complied with.

3.           Terms.  The terms of the series of Securities established pursuant to this Officers’ Certificate shall be as follows:

(ii)           Title.  The titles of the series of Securities are as follows:

(1)           the “1.45% Senior Notes due 2013” (the “2013 Notes”);

(2)           the “2.50% Senior Notes due 2016” (the “2016 Notes”); and

(3)           the “4.10% Senior Notes due 2021” (the “2021 Notes” and, collectively with the 2013 Notes and the 2016 Notes, the “Notes”).

(ii)           Initial Aggregate Principal Amount.  The initial aggregate principal amount of Notes of each series which may be authenticated and delivered pursuant to the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Sections 304, 305, 306, 906 and 1107 of the Indenture) is as follows:

(1)           in the case of the 2013 Notes, $600,000,000;

(2)           in the case of the 2016 Notes, $700,000,000; and

(3)           in the case of the 2021 Notes, $1,300,000,000.

(iii)           Registered Securities in Book-Entry Form.  The Notes of each series shall be issued in the form of Registered Securities without coupons.  The Notes of each series will be issued in book-entry form (“Book-Entry Notes”) and represented by one or more definitive global Notes (the “Global Notes”).  The initial Depositary with

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respect to the Global Notes will be The Depository Trust Company.  Book-Entry Notes of any series will not be exchangeable for Notes of such series in definitive form (“Definitive Notes”) except as provided in Section 305 of the Indenture.

(iv)           Persons to Whom Interest Payable.  Interest payable on any Interest Payment Date (as defined below) with respect to a Note of any series will be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for the Notes of such series (whether or not a Business Day) with respect to such Interest Payment Date.

(v)           Stated Maturity.  The principal amount of the Notes of each series will be payable on the respective dates set forth below, subject to earlier redemption as set forth in paragraph (viii) below:

(1)           in the case of the 2013 Notes, December 13, 2013;

(2)           in the case of the 2016 Notes, February 1, 2016; and

(3)           in the case of the 2021 Notes, February 1, 2021.

(vi)           Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.

(1)           The 2013 Notes will bear interest at the rate of 1.45% per annum.  Interest on the 2013 Notes will be payable semi-annually in arrears on June 13 and December 13 of each year (each, a “2013 Interest Payment Date”), commencing on June 13, 2011.  The Regular Record Date for the 2013 Notes shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such 2013 Interest Payment Date.

(2)           The 2016 Notes will bear interest at the rate of 2.50% per annum.  Interest on the 2016 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year (each, a “2016 Interest Payment Date”), commencing on August 1, 2011.  The Regular Record Date for the 2016 Notes shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding such 2016 Interest Payment Date.

(3)           The 2021 Notes will bear interest at the rate of 4.10% per annum.  Interest on the 2021 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year (each, a “2021 Interest Payment Date” and, collectively with each 2013 Interest Payment Date and each 2016 Interest Payment Date, an “Interest Payment Date”), commencing on August 1, 2011.  The Regular Record Date for the 2021 Notes shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding such 2021 Interest Payment Date.

The Notes of each series will bear interest from December 16, 2010 or from the most recent Interest Payment Date to or for which interest has been paid

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or duly provided until the principal thereof is paid or made available for payment.  Interest payments on the Notes of each series shall be the amount of interest accrued from and including the most recent Interest Payment Date for such series for which interest has been paid or duly provided (or from and including December 16, 2010 if no interest has been paid or duly provided with respect to the Notes of such series), to but excluding the next succeeding Interest Payment Date for such series (or other day on which such payment of interest on the Notes of such series is due).  Interest on the Notes of each series will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(vii)           Place of Payment; Registration of Transfer and Exchange; Notices to Company.  Payment of the principal of and interest on the Notes of each series will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose; provided that, at the option of the Company, payment of interest due on any Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.  The Notes of each series may be presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York or at the office of any transfer agent hereafter designated by the Company for such purpose.  Notices and demands to or upon the Company in respect of the Notes of any series and the Indenture may be served at Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attention: Vice President and Treasurer.

(viii)           Redemption.  The Notes of each series are not entitled to any mandatory redemption or sinking fund payments.  However, the Notes of each series are redeemable, in whole at any time or in part from time to time, at the option of the Company on the terms and subject to the conditions set forth in the form of certificate evidencing the Notes of such series attached hereto as Exhibit A, in the case of the 2013 Notes, Exhibit B, in the case of the 2016 Notes, and Exhibit C, in the case of the 2021 Notes, and in the Indenture.

(ix)           Denominations.  The Notes of each series are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(x)           Security Register; Paying Agent.  The Security Register for the Notes of each series will be initially maintained at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York or at the office of any transfer agent hereafter designated by the Company for such purpose.  The Company hereby appoints the Trustee as the initial Securities Registrar, transfer agent and Paying Agent.

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(xi)           Further Issues.  The Company may, from time to time, without notice to or the consent of the Holders of the Notes of any series, reopen the Notes of such series and issue additional Notes of such series.

(xii)           Form.  The certificates evidencing the Notes of each series will be in substantially the form set forth in Exhibit A, in the case of the 2013 Notes, Exhibit B, in the case of the 2016 Notes, and Exhibit C, in the case of the 2021 Notes, each attached hereto; provided, that if Definitive Notes of any series are issued in exchange for interests in Global Notes of such series, then the legend appearing on the first page and the “Schedule of Exchanges of Interests in the Global Note” appearing on the last page of the certificate evidencing the Notes of such series attached hereto as Exhibit A, in the case of the 2013 Notes, Exhibit B, in the case of the 2016 Notes, and Exhibit C, in the case of the 2021 Notes, shall be removed from the Definitive Notes of such series.  The Notes of each series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Notes of such series attached hereto as Exhibit A, in the case of the 2013 Notes, Exhibit B, in the case of the 2016 Notes, and Exhibit C, in the case of the 2021 Notes, all of which terms and provisions are incorporated by reference in and made a part of this Officers’ Certificate as if set forth in full herein.

Terms (whether or not capitalized) that are defined in the Indenture and not otherwise defined herein have the meanings specified in the Indenture.

Each of the undersigned, for himself or herself, states, as an officer of the Company, not in his or her individual capacity, that he or she has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of the form of certificate representing a series of Securities thereunder and Article Three of the Indenture relating to the establishment of a series of Securities thereunder and, in each case, the definitions therein relating thereto; that the statements made in this certificate are based upon an examination of the Notes of each series, upon an examination of and familiarity with Articles Two and Three of the Indenture and such definitions, upon his or her general knowledge of and familiarity with the affairs of the Company and its acts and proceedings and upon the performance of his or her duties as an officer of the Company; that, in his or her opinion, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and that in his or her opinion, with respect to the foregoing, the covenants and conditions provided for in the Indenture relating to the establishment of the Notes of each series as a series of Securities under the Indenture have been complied with.

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IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate on behalf of the Company as of this 16th day of December, 2010.

OCCIDENTAL PETROLEUM CORPORATION

By:		/s/ Robert J. Williams, Jr.
	Name:	Robert J. Williams, Jr.
	Title:	Vice President and Treasurer

By:		/s/ Linda S. Peterson
	Name:	Linda S. Peterson
	Title:	Assistant Secretary

Signature Page to Officers’ Certificate
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Exhibit A

Form of Certificate Evidencing the 1.45% Senior Notes due 2013

[see attached]

Signature Page to Officers’ Certificate
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Exhibit B

Form of Certificate Evidencing the 2.50% Senior Notes due 2016

[see attached]

Signature Page to Officers’ Certificate
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Exhibit C

Form of Certificate Evidencing the 4.10% Senior Notes due 2021

[see attached]

Signature Page to Officers’ Certificate
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